Execution Version

NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement (the “Agreement”), is made and entered into on June 15, 2019 (the “Effective Date”), by and among SSLJ.com Limited, a Cayman Islands company (the “Company”), Guandong Yungu Media Joint Stock Company (“Yungu PRC” or “Debtor”), a joint stock company formed under the laws of People’s Republic of China, and Xinyu Yang, an individual residing in Guangzhou, China (the “Noteholder”). The Noteholder, Company and Yungu PRC are sometimes hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Company, Yungu PRC, the Noteholder, and Beijing Shengshitong Technology Co. Ltd. (“WOFE”), a company formed under the laws of People’s Republic of China have entered into a Share Exchange Agreement (the “Exchange Agreement”), dated June 15, 2019;

WHEREAS, the WFOE, Noteholder and Yungu PRC have entered into the Business Cooperation Agreement, Equity Pledge Agreement, Voting Rights Proxy Agreement, and Share Disposal Agreement (collectively, the “VIE Agreements”) dated June 15, 2019, pursuant to which the WFOE manages the operations of Yungu PRC and its subsidiaries;

WHEREAS, on the closing of the Exchange Agreement (the “Closing”), the Noteholder who is the majority shareholder of Yungu PRC and sole shareholder of WFOE will exchange all of his equity securities in WFOE and will receive class A ordinary shares of the Company, and as a result WFOE will become a wholly-owned subsidiary of the Company;

WHEREAS, as of the Effective Date, the Company has authorized 7,800,000 shares of Class B ordinary shares(the “Class B Shares”), par value $0.00625 per share, 7,127,728 shares of which are issued and outstanding;

WHEREAS, as of December 31, 2018 and March 31, 2019, the Noteholder owned RMB14,850,000 (approximately $2,146,667 USD) and RMB23,146,300 (approximately $3,345,953 USD) (the “Principal Amount”) of debt (the “Note”) of Yungu PRC, which does not bear any interest and is due on demand;

WHEREAS, the Noteholder has agreed to exchange for or convert his Note into Class B Shares of the Company at the Exchange Ratio, as defined below; and

WHEREAS, the Parties have determined that it is desirable and in the best interests of the Parties to enter into this Agreement and consummate the transactions contemplated herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

CONVERTIBLE NOTE EXCHANGE

1.1. Convertible Note Exchange. Upon Closing, as defined in Section4.1, the Noteholder shall transfer, convey, assign and deliver to the Company all of his Note free and clear of all Liens in exchange for an aggregate of 961,481 shares of Class B Shares which shall be held under the name of Hong Kong Langkun Investment Co., Limited, the sole owner of which is the Noteholder.

1.2. Exchange Ratio. The Note shall be converted into Class B Shares such that for each $3.48 of the Note the Noteholder shall receive one share of Class B Share (the “Exchange Ratio”). The Exchange Ratio is the result of the volume weighted average price of the Company’s Class A ordinary shares during a twenty-day trading period immediately before June 12, 2019. Any fractional share shall be rounded up to the nearest whole share.

1.3. Change of the Company’s Registration Record. Simultaneously with or as soon as practicable after the Closing, the Company shall reflect the Noteholder’s ownership of the Class B Shares and shall issue the Noteholder certificates in paper or in book entry evidencing his ownership of the Class B Shares.

1.4. Shareholder Approval to Increase the Number of Authorized Class B Shares. Prior to the Closing of the Transactions contemplated herein, the Company shall hold a shareholder meeting to approve the increase in the number of authorized Class B Shares in order to issue 961,481 shares of Class B Shares to the Noteholder.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDER

The Noteholder represents and warrants to the Parties, as follows:

2.1. Power and Authority. All acts required to be taken by each of the Noteholder to enter into this Agreement and to carry out the transactions described herein have been properly taken. The obligations of the Noteholder under this Agreement constitute legal, valid and binding obligations of the Noteholder, enforceable against the Noteholder in accordance with the terms hereof.

2.2. No Conflicts. The execution and delivery of this Agreement by each of the Noteholder (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to such Noteholder; and (iii) will not violate or breach any contractual obligations of such Noteholder based on any Contract to which the Noteholder is a party and which prohibits the Transactions contemplated hereby.

2.3. No Finder’s Fee. Neither the Noteholder nor its agent or representative has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions contemplated herein.

2.4. Convert Entirely for Own Account. The Class B Shares to be acquired by the Noteholder hereunder will be acquired for investment for his own accounts, and not with a view to resale or distribution of any part thereof, and the Noteholder has no present intent of selling or otherwise distributing any of Class B Shares (or shares of common stock issuable upon conversion of the Class B Shares), except in compliance with applicable securities laws.

2.5. Available Information. Each Noteholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an equity investment in the Company and has had an opportunity to ask questions of and receive answers from the management team of the Company relative to the financial condition and affairs of the Company. The Noteholder has access to all the disclosure documents filed by the Company with the Securities and Exchange Commission pursuant to its obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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2.6. Noteholder Status. The Noteholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the other Parties that:

3.1. Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of Cayman Islands and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.

The execution and delivery of this Agreement by the Company and the consummation of the Transactions contemplated by this Agreement will not result in any Material violation of the Company’s memorandum and articles of association, as amended from time to time, or any applicable Law.

3.2. Capital Structure of the Company. As of the date of this Agreement, all outstanding ordinary shares of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, there are 2,727,170 shares of Class A ordinary shares of the Company issued and outstanding, 7,127,728 shares of Class B Shares issued and outstanding, 961,481 shares of Class B Shares to be issued upon Closing, and 200,000 shares of blank check preferred stock authorized for issuance of which none has been issued. The Class B Shares will be, when issued in accordance with this Agreement and subject to Section 1.4, duly authorized and non-accessible. As soon as practicable after the Closing, the Company shall update its share registration record to reflect the ownership of the Class B Shares of the Noteholder exchanged pursuant to this Agreement.

3.3. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby.

3.4. Board Recommendation. The board of directors of the Company (the “Board”) has determined that the terms of the Transactions are fair to and in the best interests of the existing shareholders of the Company.

3.5. No Conflicts. The execution and delivery of this Agreement by the Company (i) will not violate any Law, regulations or ordinances applicable to the Company; and (ii) will not violate or breach any contractual obligations of the Company based on any Contract to which the Company is a party and which prohibits the Transactions contemplated hereby.

ARTICLE 4

CLOSING AND DELIVERIES

4.1. Conditions Prior to the Closing. On or before the Closing of the Transactions contemplated herein (the “Closing”), the following events shall have occurred:

(i) the shareholder approval as set forth in Section 1.4 shall be obtained;

(ii) delivery of the approval or consent of the Company’s Board with respect to the Transactions contemplated herein; and

(iii) Closing of the Merger as set forth in the Exchange Agreement.

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4.2 Deliveries from the Company. On the date of Closing (the “Closing Date”), the Company shall issue and deliver to the Noteholder a stock certificate or a position report evidencing the shares of Class B Shares to be issued to the Noteholder in the amount of 961,481 shares.

4.3 Deliveries from the Noteholder. On the Closing Date, the Noteholder shall deliver or cause to be delivered to the Company and Yungu the Note held by him in the Principal Amount accompanied with appropriate documents, as shall be reasonably acceptable to the Company and Yungu, consenting to the cancellation of such Note.

4.4 Consent to Cancellation. Yungu PRC hereby agrees to the cancellation of the Note held by the Noteholder pursuant to this Agreement and will reflect this cancellation on its books and records.

ARTICLE 5

SURVIVAL

The representations and warranties of the Noteholder and the Company described respectively in Articles 2 and 3 shall survive the Closing of the Exchange Agreement and this Agreement for two years, unless any of the events is waived by all of the Parties collectively.

ARTICLE 6

TERMINATION

6.1. Termination. This Agreement may be terminated and rescinded at any time (the “Termination Date”) prior to the Closing Date:

(i) by either the Company, or the Noteholder, if any of the Parties has breached any representation or warranty set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Change on such other Parties or would prevent or Materially delay the consummation of the Transactions; or

(ii) by any Party, if a permanent injunction or other Order by any court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and nonappealable.

6.2. Notice of Termination. Any termination of this Agreement will be effective immediately upon by the delivery of written notice of the terminating Party to the other Parties hereto specifying with reasonable particularity the reason for such termination.

ARTICLE 7

MISCELLANEOUS

7.1. Entire Agreement and Amendment. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

7.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that Transactions are fulfilled to the extent possible.

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7.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to Contracts made and to be performed entirely within such a jurisdiction.

7.4. Parties in Interest. This Agreement shall be binding upon and inure to the benefits of the Parties hereto.

7.5. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.

ARTICLE 8

DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Assets” shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, local, domestic or foreign.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.

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“Material Adverse Change” means, with respect to any Person or Party, a material adverse change on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a material adverse change: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by or Taiwan in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon Taiwan, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of Taiwan, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

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IN WITNESS WHEREOF, each of the Parties has caused this Note Exchange Agreement to be executed on the date first written above by their respective officers thereunto duly authorized.

COMPANY: SSLJ.com Limited

By:
Name:	Xinyu Yang
Title:	Chief Executive Officer

NOTEHOLDERE: Xinyu Yang

By:
Name:	Xinyu Yang
Title:	Individual Noteholder

Guandong Yungu Media Joint Stock Company

By:
Name:	Xinyu Yang
Title:	Chairman and Chief Executive Officer

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